UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2016

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Directors Not Standing for Re-election

On March 3, 2016, Covanta Holding Corporation (the "Company") announced that William C. Pate will not stand for re-election at the Company’s 2016 annual meeting of stockholders (the "2016 Annual Meeting").  Mr. Pate has served as a member of the Company's Board of Directors since 1999.  Mr. Pate will continue to serve as director and in his committee roles until the 2016 Annual Meeting.

Mr. Pate’ decision not to stand for re-election at the 2016 Annual Meeting comes after many years of distinguished service to the Company, including a term as Chairman of the Board in 2005 and 2006. His decision is not the result of any disagreement with the other Board members or with management.

Item 8.01.     Other Events.

The Company's 2016 Annual Meeting will be held on May 5, 2016 at 11 a.m. local time, at the Company's corporate headquarters, which are located at 445 South Street, Morristown, New Jersey. The Company’s Board of Directors also set a record date of March 15, 2016, entitling stockholders of record as of such date to notice of and to vote at the 2016 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2016

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary